UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 8, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Sterling Construction Company, Inc. (the “Company”), the Company’s stockholders approved the 2019 Employee Stock Purchase Plan (the “ESPP”). The ESPP permits eligible employees to purchase shares of the Company’s common stock at a discount during quarterly offering periods during the year. Eligible employees may purchase shares through payroll deductions of up to 15% of eligible compensation, but may purchase no more than 3,000 shares of common stock during an offering period. The purchase price paid by the employees is 85% of the closing price of a share of common stock on the last trading day of the offering period. The maximum aggregate number of shares of common stock that may be purchased through the ESPP is 800,000 shares.

For further information regarding the ESPP, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2019. The information included herein relating to the ESPP is qualified in its entirety by reference to the actual terms of the ESPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 8, 2019 at its headquarters in The Woodlands, Texas. At the Annual Meeting, the Company’s stockholders (1) elected each of Roger A. Cregg, Joseph A. Cutillo, Marian M. Davenport, Raymond F. Messer, Dana C. O’Brien, Charles R. Patton, Milton L. Scott and Thomas M. White to serve as directors of the Company, each until the next annual meeting and the election of his or her successor; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2019; and (4) approved the adoption of the Company’s ESPP.

Of the 26,423,827 shares of the Company’s common stock outstanding as of the record date, 23,682,001 shares were represented in person or by proxy at the Annual Meeting. The independent inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the eight director nominees.

Name	For	Against	Abstain	Broker Non-Votes

Roger A. Cregg	18,845,909	12,568	16,733	4,806,791

Joseph A. Cutillo	18,845,432	12,594	17,184	4,806,791

Marian M. Davenport	18,034,095	84,283	756,832	4,806,791

Raymond F. Messer	18,768,940	89,537	16,733	4,806,791

Dana C. O'Brien	18,844,824	13,754	16,632	4,806,791

Charles R. Patton	18,034,511	84,217	756,482	4,806,791

Milton L. Scott	17,599,973	1,258,505	16,732	4,806,791

Thomas M. White	18,773,280	85,177	16,753	4,806,791

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

13,882,449	4,697,940	294,821	4,806,791

Proposal No. 3: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2019.

For	Against	Abstain	Broker Non-Votes

23,373,040	305,238	3,723	N/A

Proposal No. 4: Adoption of the Sterling Construction Company, Inc. 2019 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes

18,823,955	44,072	7,183	4,806,791

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit Index
The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Sterling Construction Company, Inc. 2019 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date:	May 8, 2019	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer